Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125786, 333-129786, 333-138306, and 333-146814) and Form S-8 (Nos. 333-115146, 333-125973, 333-133323, 333-136524 and 333-140963) of Cytokinetics, Incorporated of our report dated March 11, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
March 11, 2008